Exhibit 99.1

Avnet Reports Third Quarter Fiscal 2019 Financial Results

Avnet's ecosystem continues to drive transformation as higher margin businesses improve GAAP operating income margin to 3.3%; Adjusted operating income margin increased from 3.6% to 3.8% YoY

GAAP diluted EPS of $0.87; Adjusted diluted EPS of $1.09, up 6.9% YoY

PHOENIX – April 25, 2019 - Avnet, Inc. (Nasdaq: AVT) today announced results for the third fiscal quarter ended March 30, 2019.

Third Quarter Key Financial Highlights

•	Delivered sales of $4.70 billion, in line with guidance
o	In constant currency, sales rose 1.2% compared to the year ago period
•	GAAP diluted EPS from continuing operations totaled $0.87
o	Adjusted diluted EPS was $1.09, up 4.8% sequentially and 6.9% from a year ago
•	GAAP operating income margin of 3.3%, was up 136 basis points sequentially
o	Adjusted operating income margin was 3.8%, up from 3.6% a year ago
•	Cash flow from operations totaled $269 million
•	Premier Farnell (Farnell) adjusted operating margin rose to 12.4% from 10.8% in the prior year
•	IoT pipeline now exceeds $600 million, and has expanded to new markets including industrial equipment and manufacturing
•	Returned $139 million to shareholders with $117 million of share repurchases and dividends totaling $22 million

CEO Commentary

“I am pleased with the strong execution we demonstrated this quarter,” said Avnet CEO Bill Amelio. “We saw continued strength in our Americas and EMEA regions and solid performance in the higher margin interconnect and passives segment. Overall, we improved operating income and earnings per share and expanded our operating margins compared to a year ago. These results demonstrate the progress of our transformation and the value our unique ecosystem is delivering to our customers. With continued increases in our solutions pipeline and strong execution momentum, we are well positioned to achieve our long-term growth targets and deliver sustained shareholder returns.”

Key Financial Metrics

($ in millions, except per share data)

Third Quarter Results (GAAP)(2)
	Mar – 19	Mar – 18	Change Y/Y		Dec – 18	Change Q/Q
Sales	$4,698.8	$4,795.1	(2.0)%		$5,049.0	(6.9)%
Operating Income (Loss)	153.1	(58.5)	361.7%		96.1	59.4%
Operating Income (Loss) Margin	3.3%	(1.2)%	448	bps	1.9%	136	bps
Diluted Earnings (Loss) Per Share	$0.87	$(2.64)	133.0%		$0.33	163.6%
Third Quarter Results (Non-GAAP)(1)(2)
	Mar – 19	Mar – 18	Change Y/Y		Dec – 18	Change Q/Q
Sales	$4,698.8	$4,795.1	(2.0)%		$5,049.0	(6.9)%
Adjusted Operating Income	178.1	170.8	4.3%		178.8	(0.4)%
Adjusted Operating Income Margin	3.8%	3.6%	23	bps	3.5%	25	bps
Adjusted Diluted Earnings Per Share	$1.09	$1.02	6.9%		$1.04	4.8%
Segment and Geographical Mix(2)
	Mar – 19	Mar – 18	Change Y/Y		Dec – 18	Change Q/Q
Electronic Components (EC) Sales	$4,331.3	$4,404.1	(1.7)%		$4,680.7	(7.5)%
EC Operating Income Margin	3.5%	3.6%	(4)	bps	3.4%	15	bps
Farnell Sales	$367.5	$391.0	(6.0)%		$368.3	(0.2)%
Farnell Operating Income Margin	12.4%	10.8%	164	bps	10.8%	166	bps
Americas Sales	$1,297.2	$1,276.4	1.6%		$1,300.4	(0.3)%
EMEA Sales	1,740.9	1,812.3	(3.9)%		1,668.6	4.3%
Asia Sales	1,660.7	1,706.3	(2.7)%		2,080.0	(20.2)%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.
(2)	Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during the first quarter of fiscal 2019.

CFO Commentary

“We executed well this quarter reducing costs, expanding operating margin and growing EPS, all while facing macro-economic headwinds in Asia as well as the Brexit uncertainties which impacted Farnell growth,” stated Tom Liguori, Avnet Chief Financial Officer. “Farnell still delivered a strong improvement in operating margin, which rose to 12.4% from 10.8% a year ago, supporting the transformational potential of this business longer term. We generated significant operating cash flow this quarter and returned $139 million to shareholders through stock buybacks and dividend.”

Additional Third Quarter Fiscal 2019 Highlights and Key Developments

•

Aligned with BitPay, the largest global blockchain payment provider, to accept cryptocurrency for products and services further breaking down the barriers facing customers who are striving to bring their ideas to market.

•

Announced Avnet Direct Connect, a new service that delivers powerful financial efficiencies where Avnet handles all the hardware integration, configuration, QA testing and system delivery allowing customers to focus on their software-based innovation

•	Teamed up with Octonion and Orange to launch a customized, modular ‘plug and play’ Avnet SmartEdge Agile IoT device using Octonion’s Brainium meta-sensing (AI) software designed for the LTE-M network.
•

Released a new development board based upon Xilinx technology, which offers engineers and makers a price-competitive development platform for rapidly prototyping breakthrough ideas in AI, IoT and robotics for smart home, automotive and industrial control applications.

•	Completed the sale of real estate in Europe, which generated $41 million of cash flow and a gain on sale of $15 million.

Awards and Notable Recognition Received During the Quarter

•	Named among the “World’s Most Admired Companies” for 2019, marking the 14th time that the company has been recognized by FORTUNE for its strongly positive reputation
•	Named one of the World’s Most Ethical Companies in 2019 by the Ethisphere® Institute, a global leader in defining and advancing the standards of ethical business practices
•	Won Preferred Partner Award from Kitron (EBV Elektronik, which operates in Europe, Israel and South Africa)
•	Awarded Global Supplier of the Year and Supplier of the Year in EMEA (Avnet Silica) by ON Semiconductor
•	Garnered the UK and Ireland Distributor of the Year award (Avnet Silica) from STMicroelectronics
•	Won the 2018 TDK Senten Manten award (Farnell Europe); which translates as “Perfect Result”
•	Received 2018 Business Award (Avnet Taiwan) from Askey Computer Corporation
•	Won Fulfillment Excellence 2018 Supplier Award (Avnet China) from ABB

Outlook for the Fourth Quarter of Fiscal 2019 Ending on June 29, 2019

	Guidance Range	Midpoint
Sales	$4.5B - $4.9B	$4.7B
Non-GAAP Diluted EPS(1)	$1.00 - $1.08	$1.04
Estimated Annual Tax Rate	19% - 23%	21%

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

Avnet’s fourth quarter fiscal 2019 guidance reflects sales similar to the third quarter with a change in mix that includes a slight sequential uptick in Asia sales offset by macro headwinds in the Western regions. This change in sales mix is expected to result in a sequential decline to gross profit with a corresponding reduction in EPS. At the midpoint of guidance, this would represent a 6.6% decline in sales YoY and 5.1% adjusted diluted EPS growth YoY.

The above guidance is also based upon market conditions existing at the end of the third quarter of fiscal 2019 and excludes any acquisitions, results of discontinued operations, amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments including certain impacts of the recent tax law changes in the U.S. The above guidance assumes 107 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q4 Fiscal
	2019	Q3 Fiscal	Q4 Fiscal
	Guidance	2019	2018
USD to Euro	$1.13	$1.13	$1.19
USD to GBP	$1.30	$1.30	$1.36

Today’s Conference Call and Webcast Details

Avnet will host a quarterly teleconference and webcast today at 1:30 p.m. PDT/4:30 p.m. EDT to discuss the financial results and provide a corporate update. To participate in the live call, dial  or . To access the slides, follow the webcast link below, or access them via Avnet’s Investor Relations web page at: https://ir.avnet.com/. A replay of the conference call will be available for 30 days, through May 25 at 5:00 p.m. EDT, and can be accessed by dialing:  or  and using Conference ID: 13687319. The live webcast can be accessed from the following link: Avnet Earnings Webcast Link, and will be available for 90 days.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining IT systems, supplier losses and changes to supplier programs, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or price discounts by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

Avnet is a global technology solutions provider with an extensive ecosystem delivering design, product, marketing and supply chain expertise for customers at every stage of the product lifecycle. We transform ideas into intelligent solutions, reducing the time, cost and complexities of bringing products to market. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.  (AVT_IR)

Investor Relations Contacts

Tom Liguori, CFO

Avnet

480-643-7550

or

Ina McGuinness

480-643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Media Relations

480-643-7499

maureen.oleary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Third Quarters Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
	2019	2018	2019	2018
	(Thousands, except per share data)
Sales	$4,698,824	$4,795,093	$14,837,683	$13,977,672
Cost of sales	4,074,629	4,141,556	12,946,706	12,109,120
Gross profit	624,195	653,537	1,890,977	1,868,552
Selling, general and administrative expenses	468,171	505,471	1,415,040	1,491,144
Goodwill Impairment expense	—	181,440	—	181,440
Restructuring, integration and other expenses	2,939	25,120	79,986	108,277
Operating income (loss)	153,085	(58,494)	395,951	87,691
Other income, net	8,731	9,862	9,424	32,132
Interest and other financing expenses, net	(36,253)	(23,431)	(100,064)	(68,272)
Income (loss) from continuing operations before taxes	125,563	(72,063)	305,311	51,551
Income tax expense	30,628	243,541	90,072	252,179
Income (loss) from continuing operations, net of tax	94,935	(315,604)	215,239	(200,628)
Loss from discontinued operations, net of tax	(6,887)	(4,462)	(7,066)	(14,411)
Net income (loss)	$88,048	$(320,066)	$208,173	$(215,039)

Earnings (loss) per share - basic:
Continuing operations	$0.87	$(2.64)	$1.93	$(1.66)
Discontinued operations	(0.06)	(0.04)	(0.06)	(0.12)
Net income (loss) per share basic	$0.81	$(2.68)	$1.87	$(1.78)

Earnings (loss) per share - diluted:
Continuing operations	$0.87	$(2.64)	$1.91	$(1.66)
Discontinued operations	(0.06)	(0.04)	(0.06)	(0.12)
Net income (loss) per share diluted	$0.81	$(2.68)	$1.85	$(1.78)

Shares used to compute earnings per share:
Basic	108,074	119,601	111,222	120,895
Diluted	108,822	119,601	112,252	120,895
Cash dividends paid per common share	$0.20	$0.19	$0.60	$0.55

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 30,	June 30,
	2019	2018
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$725,252	$621,125
Receivables, net	3,188,863	3,641,139
Inventories	3,211,979	3,141,822
Prepaid and other current assets	129,316	206,513
Total current assets	7,255,410	7,610,599
Property, plant and equipment, net	455,484	522,909
Goodwill	1,027,432	980,872
Intangible assets, net	168,375	219,913
Other assets	192,979	262,552
Total assets	$9,099,680	$9,596,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$50,401	$165,380
Accounts payable	1,836,543	2,269,478
Accrued expenses and other	446,320	534,603
Total current liabilities	2,333,264	2,969,461
Long-term debt	2,023,628	1,489,219
Other liabilities	380,316	453,084
Total liabilities	4,737,208	4,911,764
Shareholders’ equity	4,362,472	4,685,081
Total liabilities and shareholders’ equity	$9,099,680	$9,596,845

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	March 30, 2019	March 31, 2018
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$208,173	$(215,039)
Less: Loss from discontinued operations, net of tax	(7,066)	(14,411)
Income (loss) from continuing operations	215,239	(200,628)

Non-cash and other reconciling items:
Depreciation	72,692	114,111
Amortization	63,123	69,860
Deferred income taxes	45,286	(74,126)
Stock-based compensation	24,204	18,427
Goodwill impairment expense	—	181,440
Other, net	42,786	30,305
Changes in (net of effects from businesses acquired and divested):
Receivables	436,382	(98,147)
Inventories	(125,410)	(337,939)
Accounts payable	(399,526)	180,732
Accrued expenses and other, net	(118,347)	133,837
Net cash flows provided by operating activities - continuing operations	256,429	17,872
Net cash flows used for operating activities - discontinued operations	(56,284)	—
Net cash flows provided by operating activities	200,145	17,872

Cash flows from financing activities:
Borrowings (repayments) under accounts receivable securitization, net	342,000	(47,000)
Repayments under senior unsecured credit facility, net	(11,386)	(99,971)
Borrowings (repayments) under bank credit facilities and other debt, net	85,005	(44,293)
Repurchases of common stock	(447,901)	(209,466)
Dividends paid on common stock	(66,188)	(66,198)
Other, net	10,042	(2,738)
Net cash flows used for financing activities - continuing operations	(88,428)	(469,666)
Net cash flows used for financing activities	(88,428)	(469,666)

Cash flows from investing activities:
Purchases of property, plant and equipment	(101,383)	(112,217)
Acquisitions of businesses, net of cash acquired	(66,458)	(18,621)
Other, net	42,069	7,020
Net cash flows used for investing activities - continuing operations	(125,772)	(123,818)
Net cash flows provided by investing activities - discontinued operations	123,473	153,933
Net cash flows (used) provided by investing activities	(2,299)	30,115
Effect of currency exchange rate changes on cash and cash equivalents	(5,291)	15,360
Cash and cash equivalents:
— increase (decrease)	104,127	(406,319)
— at beginning of period	621,125	836,384
— at end of period	$725,252	$430,065

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income from continuing operations, (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as well as other income (expense) excluding certain amounts as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes. Management measures operating income for our reportable segments excluding restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense, income from continuing operations and diluted earnings per share from continuing operations adjusted for the impact of the items described above and certain items impacting other expense and income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense and the effective income tax rate include the effect of changes in tax laws including recent tax law changes in the U.S., changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate.  Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP. All amounts below relate to Avnet’s continuing operations.

	Fiscal	Quarters Ended
	Year to Date	March 30,	December 29,	September 29,
	2019*	2019*	2018*	2018
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,415,040	$468,171	$471,723	$475,146
Amortization of intangible assets and other - continuing operations	(63,520)	(22,080)	(20,513)	(20,927)
Adjusted operating expenses - continuing operations	1,351,521	446,092	451,210	454,219

GAAP operating income - continuing operations	$395,951	$153,085	$96,050	$146,816
Restructuring, integration and other expenses - continuing operations	79,986	2,939	62,260	14,788
Amortization of intangible assets and other - continuing operations	63,520	22,080	20,513	20,927
Adjusted operating income - continuing operations	539,456	178,103	178,823	182,531

GAAP income before income taxes- continuing operations	$305,311	$125,563	$64,916	$114,831
Restructuring, integration and other expenses - continuing operations	79,986	2,939	62,260	14,788
Amortization of intangible assets and other - continuing operations	63,520	22,080	20,513	20,927
Adjusted income before income taxes - continuing operations	448,816	150,581	147,689	150,546

GAAP income tax expense - continuing operations	$90,072	$30,628	$28,141	$31,302
Restructuring, integration and other expenses - continuing operations	19,291	306	15,665	3,320
Amortization of intangible assets and other - continuing operations	13,604	4,747	4,379	4,478
Income tax expense items, net - continuing operations	(29,039)	(4,059)	(16,742)	(8,238)
Adjusted income tax expense - continuing operations	93,928	31,622	31,443	30,862

GAAP income - continuing operations	$215,239	$94,935	$36,775	$83,529
Restructuring, integration and other expenses (net of tax) - continuing operations	60,695	2,633	46,595	11,468
Amortization of intangible assets and other (net of tax) - continuing operations	49,916	17,333	16,134	16,449
Income tax expense items, net - continuing operations	29,039	4,059	16,742	8,238
Adjusted income - continuing operations	354,889	118,960	116,246	119,684

GAAP diluted earnings per share - continuing operations	$1.91	$0.87	$0.33	$0.72
Restructuring, integration and other expenses (net of tax) - continuing operations	0.54	0.02	0.42	0.10
Amortization of intangible assets and other (net of tax) - continuing operations	0.45	0.16	0.14	0.14
Income tax expense items, net - continuing operations	0.26	0.04	0.15	0.07
Adjusted diluted EPS - continuing operations	3.16	1.09	1.04	1.03

* May not foot/crossfoot due to rounding

	Fiscal	Quarters Ended
	Year to Date	June 30,	March 31,	December 30,	September 30,
	2018*	2018*	2018*	2017*	2017*
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations(1)	$1,991,401	$500,257	$505,471	$484,082	$501,593
Amortization of intangible assets and other - continuing operations	(91,923)	(21,736)	(22,725)	(21,877)	(25,585)
Adjusted operating expenses - continuing operations(1)	1,899,478	478,521	482,746	462,204	476,007

GAAP operating income (loss) - continuing operations(1)	$209,218	$121,527	$(58,494)	$81,617	$64,568
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Adjusted operating income - continuing operations(1)	627,706	180,111	170,791	140,256	136,547

GAAP other income (expense), net - continuing operations(1)	$28,606	$(3,526)	$9,862	$3,349	$18,921
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted other income (expense), net - continuing operations(1)	18,844	(4,085)	9,999	3,895	9,035

GAAP income (loss) before income taxes- continuing operations	$145,077	$93,526	$(72,063)	$62,140	$61,474
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted income before income taxes - continuing operations	553,803	151,551	157,359	121,325	123,567

GAAP income tax expense - continuing operations	$287,966	$35,787	$243,541	$5,346	$3,292
Restructuring, integration and other expenses - continuing operations	41,460	9,921	5,757	9,004	16,778
Amortization of intangible assets and other - continuing operations	18,556	4,376	4,575	4,405	5,200
Foreign currency (gain) loss and other expenses- continuing operations	(3,494)	(180)	33	84	(3,431)
Income tax (expense) benefit items, net - continuing operations	(218,444)	(14,549)	(218,810)	8,017	6,898
Adjusted income tax expense - continuing operations	126,044	35,355	35,096	26,856	28,737

GAAP income (loss) - continuing operations	$(142,889)	$57,739	$(315,604)	$56,794	$58,182
Restructuring, integration and other expenses (net of tax) - continuing operations	103,665	26,927	19,363	27,758	29,616
Goodwill impairment expense (net of tax) - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	73,367	17,360	18,150	17,472	20,385
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(6,268)	(379)	104	462	(6,455)
Income tax expense (benefit) items, net - continuing operations	218,444	14,549	218,810	(8,017)	(6,898)
Adjusted income - continuing operations	427,759	116,196	122,263	94,469	94,829

GAAP diluted earnings (loss) per share - continuing operations	$(1.19)	$0.49	$(2.64)	$0.47	$0.47
Restructuring, integration and other expenses (net of tax) - continuing operations	0.86	0.23	0.16	0.23	0.24
Goodwill impairment expense (net of tax) - continuing operations	1.52	-	1.52	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	0.61	0.15	0.15	0.14	0.16
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(0.05)	-	-	-	(0.05)
Income tax expense (benefit) items, net - continuing operations	1.82	0.12	1.83	(0.07)	(0.06)
Adjusted diluted EPS - continuing operations	3.57	0.99	1.02	0.78	0.76

(1) Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during fiscal 2019.

* May not foot/crossfoot due to rounding

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales is measured on a sales from continuing operations basis. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following table presents reported and organic sales growth rates for the third quarter of fiscal 2019 compared to the third quarter of fiscal 2018.

	Third Quarters Ended
				As Reported
	Sales	Sales	As Reported	and Organic
	as Reported	as Reported	and	Year-Year %
	and Organic	and Organic	Organic	Change in
	Fiscal	Fiscal	Year-Year	Constant
	2019 (1)	2018*	% Change	Currency
	(Dollars in millions)
Avnet	$4,698.8	$4,795.1	(2.0)%	1.2%
Avnet by region
Americas	$1,297.2	$1,276.4	1.6%	1.6%
EMEA	1,740.9	1,812.3	(3.9)	3.8
Asia	1,660.7	1,706.3	(2.7)	(2.0)
Avnet by segment
EC	$4,331.3	$4,404.1	(1.7)%	1.5%
Farnell	367.5	391.0	(6.0)	(1.5)

(1) Sales from the acquisition of Softweb were not material in the third quarter of fiscal 2019.

* May not foot due to rounding

Sales from suppliers lost as a result of supplier channel changes were $4.0 million, $0.5 million and $2.9 million in the third quarter of fiscal 2018 for the Americas, EMEA and Asia regions, respectively.

Historical Segment Financial Information

		Fiscal Year 2019
		Quarters Ended
		Third Quarter	Second Quarter	First Quarter
	Fiscal Year	March 30,	December 29,	September 29,
	2019*	2019*	2018	2018
	(in millions)
Sales:
Electronic Components	$13,722.9	$4,331.3	$4,680.7	$4,710.8
Farnell	1,114.8	367.5	368.3	379.1
Avnet sales	$14,837.7	$4,698.8	$5,049.0	$5,089.9

Operating income:
Electronic Components	$473.8	$153.3	$158.6	$161.9
Farnell	126.1	45.7	39.6	40.8
	599.9	199.0	198.2	202.7
Corporate expenses	(60.4)	(20.9)	(19.4)	(20.2)
Restructuring, integration and other expenses	(80.0)	(2.9)	(62.3)	(14.8)
Amortization of acquired intangible assets and other	(63.5)	(22.1)	(20.5)	(20.9)
Avnet operating income	$396.0	$153.1	$96.0	$146.8

Sales by geographic area:
Americas	$3,869.5	$1,297.2	$1,300.4	$1,271.8
EMEA	5,124.4	1,740.9	1,668.6	1,714.9
Asia	5,843.8	1,660.7	2,080.0	2,103.2
Avnet sales	$14,837.7	$4,698.8	$5,049.0	$5,089.9

		Fiscal Year 2018
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 30,	March 31,	December 30,	September 30,
	2018*	2018	2018*	2017	2017
	(in millions)
Sales:
Electronic Components	$17,543.6	$4,668.7	$4,404.1	$4,163.5	$4,307.2
Farnell	1,493.3	390.5	391.0	358.1	353.7
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,660.9

Operating income:(1)
Electronic Components	$587.3	$160.1	$157.7	$129.9	$139.6
Farnell(1)	152.0	43.7	42.2	33.5	32.6
	739.3	203.8	199.9	163.4	172.2
Corporate expenses(1)	(111.7)	(23.8)	(29.2)	(23.1)	(35.6)
Restructuring, integration and other expenses	(145.1)	(36.8)	(25.1)	(36.8)	(46.4)
Goodwill impairment expense	(181.4)	-	(181.4)	-	-
Amortization of acquired intangible assets and other	(91.9)	(21.7)	(22.7)	(21.9)	(25.6)
Avnet operating income (loss)(1)	$209.2	$121.5	$(58.5)	$81.6	$64.6

Sales by geographic area:
Americas	$5,011.4	$1,339.2	$1,276.4	$1,210.2	$1,185.5
EMEA	6,790.9	1,779.6	1,812.3	1,506.0	1,693.0
Asia	7,234.6	1,940.4	1,706.3	1,805.4	1,782.4
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,660.9

(1) Certain prior year amounts in the Company’s measurement of operating income have been recasted to reflect the adoption of new accounting standards during fiscal 2019.

* May not foot/crossfoot due to rounding

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the fourth quarter of fiscal 2019.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.00	$1.08
Restructuring, integration and other expense (net of tax)	(0.12)	(0.07)
Amortization of intangibles and other (net of tax)	(0.16)	(0.15)
Income tax expense adjustments	0.19	0.28
GAAP diluted earnings per share guidance	$0.91	$1.14